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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into this 8th day of September 2000 ("Effective Date:") by and between Healtheon/WebMD Corporation, a Delaware corporation (the "Company"), and John L. Westermann III ("Westermann"), Social Security Number ###-##-####, to be effective immediately upon execution.

         THEREFORE, in consideration of the payments, covenants and releases described below, and in consideration of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Westermann agree as follows:

         1. Continued Employment. Westermann will continue to be employed in the position of Chief Financial Officer of the Company or in a position of equivalent title, unless and until such relationship is terminated pursuant to the provisions of paragraph 3 of this Agreement.

         2.       Compensation.

                  2.1 Base Salary. Westermann will continue to be compensated at an annualized base salary of $200,000, payable in accordance with the normal payroll practices of the Company, less all authorized deductions for state and federal withholdings. In the event either party terminates Westermann's employment under this Agreement, for any reason, Westermann will earn the prorated portion of his salary to the date of termination.

                  2.2 Customary Fringe Benefits. Westermann will continue to be eligible for all customary and usual fringe benefits generally available to the executives of the Company subject to the terms and conditions of the Company's benefit plan documents.

                  2.3 Business Expenses. Westermann will continue to be reimbursed for all reasonable, out-of-pocket business expenses incurred in the performance of Westermann's duties on behalf of the Company.

                  2.4 Stock Options. As of the date hereof, Westermann holds stock options to acquire 320,000 shares of the Company's common stock (the "Options"); as follows: (i) an option granted on July 8, 1998 to acquire 200,000 shares at $4.50 per share (the "1998 Option"); (ii) an option granted on February 3, 1999 to acquire 20,000 shares at $5.85 per share (the "1999 Option"); and (iii) an option granted on April 6, 2000 to acquire 100,000 shares at $21.6875 per share (the "2000 Option"). Each of the Options normally vests as to 25% of the shares on the first anniversary of the date of the grant and in equal monthly installments thereafter. The 2000 Option is hereby amended as of the Effective Date to provide that 25,000 shares will vest and become fully exercisable on the earlier to occur of the Effective Date and shall remain exercisable as to such 25,000 shares for the remainder of its original ten-year term. The remaining 75,000 shares of the 2000 Option will vest in accordance with the terms set forth in the documents creating such option. The 1998 Option and the 1999 Option are hereby amended as of the Effective Date to provide that they will become fully vested and exercisable as of the Effective Date and will remain exercisable for the remainder of their respective ten-year terms.


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                  2.5      Restricted Stock. As of the date hereof, Westermann
holds 380,282 shares (the "Purchased Shares") that he purchased pursuant to that certain Restricted Stock Purchase Agreement, dated as of October 20, 1998 (the "Restricted Stock Purchase Agreement"). As of the Effective Date, the Company hereby waives its rights under the Restricted Stock Purchase Agreement to repurchase any of the Purchased Shares from Westermann and such repurchase provisions are null and void. Said Purchased Shares shall be held by Westermann free and clear of any claims of the Company under the Restricted Stock Purchase Agreement as of the Effective Date. Upon execution of this Agreement, Company agrees to IMMEDIATELY send the certificate(s) for the Purchased Shares to American Stock Transfer & Trust Company, Attn: Mr. Joe Comito, 40 Wall Street, 46h Floor, New York, NY 10005 with irrevocable instructions to IMMEDIATELY (a) cancel such certificate(s), (b) reissue a certificate of even date herewith for such shares in the name of John L. Westermann III with any and all legends removed except the legend referring to the Securities Act of 1933, as amended, and (c) to transmit such reissued certificate to Goldman Sachs & Co., Attn:
Michael Russ, 100 Crescent Court, Suite 1000, Dallas, Texas 75201 for deposit to the account of John L. Westermann III, Investment Account #2-012-07789-7-191. Immediately upon execution of this Agreement, the Company further agrees to use its best efforts to ensure any and all necessary actions to comply with the intent of foregoing sentence are taken as soon as possible.

         3. Termination of Westermann's Employment. Either party, with or without cause can terminate Westermann's employment with Company at any time after the Effective Date of this Agreement by written notice delivered ten days prior to the effective date of such termination. The Company's sole and exclusive remedy for any failure or alleged failure by Westermann to perform his duties as Chief Financial Officer shall be the termination of Westermann's employment pursuant to the provisions of this Agreement. For the avoidance of doubt, Westermann shall be entitled to retain and exercise the Options as described in Section 2.4, to retain the Purchased Shares described in Section 2.5, and to receive the payments and benefits described in Sections 4, 5 and 6 regardless of the circumstances of his termination.

         4. Payments upon Termination by Company. Payment of any accrued but unpaid salary will be made by the Company upon Westermann's last day of employment, as will payment of any accrued but unused vacation. The Company shall reimburse Westermann promptly for business expenses incurred in the course of his employment with Company and submitted within sixty (60) days of his termination.

         5. Welfare Benefits Coverage. For an eighteen (18) month period after the termination of Westermann's employment the Company, at its expense, shall continue benefits to Westermann and/or his family at least equal to those which would have been provided to him in accordance with the welfare plans, programs, practices and policies of the Company in which Westermann was participating immediately prior to his termination; provided, however, that if Westermann becomes re-employed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary and supplemental to those provided under such other plan during such applicable period of eligibility. Such 18-month period shall be co-extensive


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with the period for which COBRA rights are available to Westermann following the termination of his employment.

         6. Vested Benefits. Upon termination, Westermann shall be entitled to any vested benefits he may have under the employee benefits plans of the company as are applicable to him at the time of termination. Such benefits will be in accordance with and subject to the applicable terms and conditions of such plans or agreements.

         7. Acknowledgement of Tax Status. The parties hereto acknowledge and agree that the payments and benefits described above may be taxable income, and each hereby covenants to comply with all federal and state income and employment tax requirements, including all reporting and withholding requirements, relating thereto. Westermann further acknowledges that the payments and benefits described above are in exchange for his signing this Agreement.

         8. Mutual Release of All Claims and Potential Claims and Covenant Not To Sue. In consideration for the mutual promises and representations made herein the parties to this Agreement unconditionally, irrevocably and absolutely release and discharge each other from all claims related in any way to the transactions or occurrences between them to date, to the fullest extent permitted by law. As to the Company, this release extends to all its successors, subsidiaries, parent corporations, members, managers, owners, partners, lenders, advisors, assigns, affiliated companies, agents, legal representatives, attorneys, employees, officers, trustees and directors, collectively the "Releasees". This release is intended to include all claims, liabilities, contracts, contractual obligations, attorneys' fees, demands and causes of action, whether known or unknown, fixed or contingent, that the parties may have or claim to have against each other for any reason as of the date of execution of this Agreement. The parties further AGREE NOT TO FILE A LAWSUIT or other legal or administrative claim or charge to assert any claim against any of the Releasees. This Release and Covenant Not To Sue includes, but is not limited to, claims for infliction of emotional distress, claims for defamation, claims for personal injury of any kind, claims for breach of contract, claims for harassment, claims for attorneys' fees, claims arising under federal, state or local laws prohibiting employment discrimination and claims growing out of any legal restrictions on the Company's rights to terminate its employees or to take any other employment action, whether statutory, contractual or arising under common law or case law. Westermann specifically acknowledges and agrees that he is releasing, in addition to all other claims, any and all rights under federal and state employment laws including without limitation the Age Discrimination in Employment Act of 1967 ("ADEA"), as amended, 29 U.S.C. ss. 621, et seq., the Civil Rights Act of 1964 ("Title VII"), as amended (including amendments made through the Civil Rights Act of 1991), 42 U.S.C. ss. 2000e, et seq., 42 U.S.C. ss. 1981, as amended, the Americans With Disabilities Act ("ADA"), as amended, 42 U.S.C. ss. 12101, et seq., the Rehabilitation Act of 1973, as amended, 29 U.S.C. ss. 701, et seq., the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended, 29 U.S.C. ss. 301, et seq., the Worker Adjustment and Retraining Notification Act, 29 U.S.C. ss. 2101, et seq., the Family and Medical Leave Act of 1993 ("FMLA"), as amended, 29 U.S.C. ss. 2601 et seq., the Fair Labor Standards Act ("FLSA"), as amended, 29 U.S.C. ss. 201 et seq. the Employee Polygraph Protection Act of 1988, 29 U.S.C. ss. 2001, et seq., and all similar Georgia and Texas statutory employment provisions.

         9. Mutual Non-Disparagement. The parties agree that during Westermann's employment and after any termination of employment, they will not make any voluntary


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statements, written or verbal, that defames the personal and/or business reputation of the parties to this Agreement or the Released Parties.

         10. Nondisclosure. As used in this Agreement, the term "Confidential Information" shall mean all information regarding the Company, the Company's activities, the Company's business or the Company's customers that is not generally known to persons not employed by the Company but that does not rise to the level of a Trade Secret and that is not generally disclosed by the Company practice or authority to persons not employed by the Company and is the subject of reasonable efforts to protect its confidentiality. "Trade Secrets" shall mean information defined as a trade secret by the Georgia Trade Secrets Act. "Confidential Information" shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of the Company. Except (a) within the scope of the attorney-client privilege, (b) as is necessary to their respective tax attorneys and accountants for the purposes of taking tax positions and preparing tax returns, (c) to the extent required in response to a subpoena duly issued by a court of law, an arbitrator, a tax investigation or a government agency having jurisdiction or power to compel such disclosure and (d) to the extent required to comply with federal or state securities laws, for two (2) years following any termination of Westermann, Westermann shall not directly or indirectly transmit or disclose any Confidential Information or Trade Secrets to any person, concern or entity, or make use of any such Confidential Information or Trade Secret, directly or indirectly, without the prior written consent of the Company; provided, however, that Trade Secrets shall not lose protection at the end of the above-described two (2) year period but shall remain protected for so long as they remain Trade Secrets.

         11. Acknowledgment. The Company hereby advises Westermann to consult with an attorney prior to executing this Agreement. Westermann expressly acknowledges and agrees that he has read this Agreement carefully, that he has had ample time and opportunity to consult with an attorney or other advisor of his choosing concerning his execution of this Agreement, that he has been represented by an attorney throughout the negotiation of this Agreement, that he fully understands that this Agreement is final and binding, that it contains a release of potentially valuable claims, and that the only promises or representations he has relied upon in signing this Agreement are those specifically contained in this Agreement itself. Westermann also acknowledges and agrees that he has been offered at least twenty-one (21) days to consider this Agreement before signing and that he is signing this Agreement voluntarily, after consulting with his attorney, with the full intent of releasing the Company from all claims.

         12.      Assignment and Successors.

                  12.1. This Agreement is personal to Westermann and without the prior written consent of the Company shall not be assignable by Westermann otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Westermann's legal representatives.

                  12.2. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.


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         13.      Waiver. Failure of either party to insist, in one or more
instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

         14. Severability. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

         15. Governing Law. Except to the extent preempted by federal law, and without regard to conflict of laws principles, the laws of the State of Texas shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise. Any legal action regarding this Agreement or the provisions hereof shall be brought in a court of competent jurisdiction in or including Travis County, Texas.

         16. Entire Agreement. The parties agree that this document together with the documents creating the Option and the Restricted Stock Purchase Agreement (collectively, the "Equity Agreements") constitute their entire Agreement regarding Westermann's employment, separation from employment and the mutual release of claims. This Agreement supersedes all other agreements, including the Equity Agreements, between Westermann and any Releasee, including the Company; provided however, that nothing herein is intended to or shall supersede or affect that certain Proprietary Information Protection Agreement between Westermann and the Company, which shall remain in full force and effect in accordance with its terms.

         17. Notices. All notices, requests demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or three days after mailing if mailed, first class, certified mail (return receipt requested), postage prepaid:

                  To the Company:    Healtheon/WebMD Corporation
                                     400 The Lenox Building
                                     3399 Peachtree Road NE
                                     Atlanta, Georgia 30326
                                     Attention:  General Counsel

                  To Westermann:     John L. Westermann III
                                     3844 Hunterwood
                                     Austin, Texas 78746

Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.



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         18.      Amendments and Modifications. This Agreement may be amended or modified only by a writing signed by both parties hereto, which makes specific reference to this Agreement.

         19. Construction. Each party and his or its counsel have reviewed this Agreement and have been provided the opportunity to revise this Agreement and accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Instead, the language of all parts of this Agreement shall be construed as a whole and according to its fair meaning, and not strictly for or against either party.



                         (SIGNATURES ON FOLLOWING PAGE)


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            IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Employment Agreement as of the date first above written.

                                          HEALTHEON/WEBMD CORPORATION


                                          By:   /s/ JEFFREY ARNOLD
                                             -----------------------------------
                                                         Jeffrey Arnold
                                                         Chief Executive Officer



                                   EXECUTIVE:

            I have read this Employment Agreement and release of all claims. I understand all of its terms and I agree to those terms.



                                               /s/ JOHN L. WESTERMANN
                                             -----------------------------------
                                             John L. Westermann, III



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